Fourth Quarter and Year-End 2022 Earnings Release Conference Call
February 10, 2023
Paretosh Mirsa – Terex Corporation – Investor Relations
Good morning and welcome to the Terex fourth quarter and year-end 2022 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. The replay and slide presentation will also be available on our website. We are joined by John Garrison, Chairman and Chief Executive Officer and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question-and-answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information and performance measures we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP and performance measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thank you, Paretosh and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. We are proud of our team members’ performance that delivered strong results in 2022. It was another year of addressing a challenging global operating environment including inflationary pressures, production disruptions and COVID impacts. The Terex team members worldwide worked tirelessly to improve our performance for our customers, dealers and shareholders. I would like to thank our team members for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority of the Company, driven by Think Safe, Work Safe, Home Safe.

Please turn to slide 4 to review our financial results. The team delivered an excellent quarter. Sales of $1.2 billion were up 23% from last year and up 31% on a foreign exchange (“FX”) neutral basis. We ended 2022 with a backlog of $4.1 billion, up 22% from prior year, driven by strong global customer demand. Operating margins of 9.9% improved 290 basis points from the prior year and earnings per share (“EPS”) of $1.34 increased 63%, reflecting strong execution by our team members.

Please turn to slide 5. We significantly strengthened our business in 2022 through our Execute, Innovate and Grow strategy. We proactively managed supply chain disruptions and inflation to deliver a 28% increase in operating income, a 41% improvement in EPS, a return on invested capital of 21.3% and we achieved price/cost neutrality for the year. We introduced the first and only all-electric utility bucket truck. We expanded our concrete product offering with the acquisition of ProAll. We prioritized our focus on the circular economy by introducing new system solutions to our environmental and recycling customers and through the acquisition of ZenRobotics. We invested in Viatec and Acculon which accelerated our product electrification strategy. This week we announced an equity investment in Apptronik and entered into a co-development agreement to create potential robotic applications for Terex products, and we continued our investment in technology, new product development and our Mexico facility, which continues to progress on time and on budget. I am proud of our team members’ accomplishments.

Turning to slide 6. In our recent investor day, we presented five key themes to our strategy that will drive our growth for the next several years. The first is capitalizing on megatrends, which are driven by an increasing focus on sustainability. Our products are well positioned to benefit from electrification, waste recycling, and infrastructure investments. We’ll continue to grow our Materials Processing (“MP”) segment through innovation and by expanding into adjacent markets and categories. We’ll optimize Genie’s performance through the cycle in sales growth and margin improvement. We see attractive opportunities for growth in our Utilities business driven by electrification. And we have a strong and growing Parts and Service business, which not only offers us countercyclical growth, it also provides critical value to our customers. This year we’ll continue to make progress on our strategic growth priorities including Genie’s focus on continuous margin improvement. The Genie team is going to have a busy year. We anticipate moving multiple production lines throughout our global footprint and opening our new permanent facility in Monterrey, Mexico. The new facility and local Mexico supply chain are expected to improve our operating margins by 200 basis points when fully up and running in late 2024, but these moves will negatively impact production volumes and manufacturing efficiencies in 2023 and our outlook reflects this.

Please turn to slide 7. Our MP and Aerial Work Platforms (“AWP”) segments participate in diverse end markets globally, which is a strength providing many growth opportunities. We believe our growth will be further accelerated by global megatrends. At the center of these megatrends is sustainability. The increasing global focus on sustainability is driving a fundamental shift in how the world operates, providing additional opportunities for Terex. The global demand for waste recycling solutions is increasing, driven by regulatory and societal changes. Our MP brands including Ecotec, CBI, and Terex Washing Systems are at the forefront of meeting demand for circular economy initiatives. The increasing reliance on electrification to reduce greenhouse gas emissions requires grid capacity expansion. Terex Utilities is well-positioned to capitalize on the investments needed to enhance electrical grid infrastructure. Our Genie business will benefit from new products driving digitalization and onshoring in the United States. All of our businesses will benefit from increased government sponsored infrastructure spending throughout the globe. As we discussed at our investor day, we see many growth opportunities by providing solutions that support our customers’ Environmental, Social and Governance (“ESG”) objectives.

Please turn to slide 8. Our innovative products are delivering sustainable solutions for our customers. Fuchs material handlers, part of our MP segment, are versatile machines capable of handling various materials. Importantly, Fuchs is diversifying into port applications. You can see a Fuchs material handler which is powered by the ship’s battery hybrid system, unloading bulk materials. As a result of our products, these ships’ operations produce zero emissions and reduce noise levels in the harbor, another example of Terex helping our customers in achieving their sustainability goals.

Please turn to slide 9. We are proud to report that in 2022, Newsweek recognized our commitment to sustainability, naming Terex one of America’s Most Responsible Companies. We recently published our 2022 ESG Report, where we highlighted the results of our first ESG materiality assessment. Our products and our people were identified as among the most essential to our sustainability journey. Terex’s products help our customers meet their sustainability goals and reduce negative impacts to the environment. At the end of 2022, approximately 60% of MP and 70% of Genie products offered electric or hybrid options. Terex Utilities was the first to market and continues to offer the only all-electric utility bucket truck. MP continued to expand its waste and recycling offerings. Additionally, we commenced energy audits at our sites, enabling us to identify and implement actions that are important for achieving our goal of a 15% reduction in both greenhouse gas and energy intensity by 2024. With respect to our team members, Diversity, Equity and Inclusion continues to be embraced and driven throughout the organization. Our affinity groups further expanded in 2022 from 8 to 9 and participation rose two-fold. In summary, Terex remains highly active in ESG activities, and we will provide updates throughout the year.

Turning to slide 10 to review our current macroeconomic environment. Our 2023 growth will continue to be constrained by supply chain issues. Supplier on-time delivery has improved sequentially but remains well below historical norms. The team was able to reduce, but not eliminate, the hospital inventory in the fourth quarter, which is a clear indication of the level of disruption our teams continue to face. Although selective costs have improved in some markets, we continue to see overall cost increases from our suppliers as inflation works its way through the various tiers of the supply chain. I am confident in the team’s ability to continue to adapt and overcome the macroeconomic challenges we have been facing. And, with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John, and good morning everyone. Let’s take a look at our fourth quarter financial performance found on slide 11. Terex team members continued their solid execution in a dynamic environment. Sales of $1.2 billion were up 23% year-over-year on higher volume and improved price realization necessary to mitigate rising costs. Sales in constant currency were up 31% as foreign currency translation negatively impacted sales by $82 million or approximately 8% in the quarter as the Euro and British Pound weakened against the dollar.

Gross margins in the quarter increased by 190 basis points over the prior year as volume, pricing, favorable mix and cost out initiatives offset cost increases and the negative impact of foreign exchange rates. Both of our segments increased their gross margins from last year and we were price cost neutral for the year. SG&A was in line with expectations, but up over the prior year as a result of inflation, incremental spend due to acquisitions and prudent investments in new technology and new product development. SG&A was 9.4% of sales and decreased by 90 basis points from the prior year as business investment was coupled with continued expense management. Income from operations of $121 million was up 73% year-over-year. Operating margin of 9.9%, was up 290 basis points compared to the prior year. Interest and other expense of $15 million was higher than the fourth quarter of 2021 due to increased interest rates. The fourth quarter of 2021 benefitted from a one-time $12 million gain associated with the Genie administrative office relocation. The fourth quarter global effective tax rate was approximately 13% due to one-time discrete items including the reversal of a German valuation reserve. Fourth quarter EPS of $1.34 increased 63%, representing a $0.52 improvement over last year. This strong performance was driven by volume, price, and disciplined cost control. Current quarter results reflect an unfavorable EPS impact of $0.12 per share from foreign currency, and the fourth quarter 2021 results included a $0.14 gain due to the Genie administrative office relocation. Free cash flow for the quarter was $126 million. I will discuss free cash flow later in more detail.

Let’s look at our segment results starting with our MP segment found on slide 12. MP had yet another excellent quarter with strong operational execution resulting in sales of $550 million, up 21% compared to the fourth quarter of 2021, with robust customer demand for our products across multiple businesses. On a foreign exchange neutral basis, sales were up 32%. The business ended the quarter with a total backlog of $1.2 billion, up 12% from a year ago. The strong backlog is approximately three times historical norms and supports our 2023 sales outlook. MP benefited from favorable regional and product mix and effectively overcame cost increases resulting in price/cost neutrality. This drove an increased operating margin of 200 basis points to 15.8% while integrating several acquisitions. Again this quarter and for the full year, MP represents approximately 60% of the overall Terex operating income and continued its strong and consistent revenue and operating margin performance.

On slide 13, see our AWP segment financial results. AWP delivered sales of $672 million, up 26% compared to the prior year on higher demand and pricing. On a foreign exchange neutral basis, sales increased 32%. Total backlog at quarter-end was $2.9 billion, a record, up 27% from the prior year. Customer demand continues to be strong due to high utilization rates, aging fleets, and electrification projects. AWP more than doubled their operating profit and delivered operating margins of 8.0% in the quarter, up 320 basis points from last year. The improvement was the result of higher sales volumes, favorable mix, cost reduction initiatives, strict expense management and disciplined pricing actions, partially offset by product liability expenses in our Utilities business.

Turning to slide 14 and full-year 2022 financial highlights. Our performance in 2022 reflected strong improvement in the business and the extraordinary efforts of our team members. Earnings per share increased 41% from $3.07 to $4.32, a $1.25 improvement including a negative FX impact of $0.42 cents per share. Sales of $4.4 billion were up 14% year-over-year, 20% on a FX neutral basis as end-markets remained strong. Operating margin of 9.5% expanded 110 basis points, driven by prudent cost management as well as price realization. SG&A was 10.2% of sales and decreased by 80 basis points from the prior year, reflecting focused cost management. Free cash flow of $152 million was up 21% year-over-year including additional inventory as supply chain disruption continued.

Please see slide 15 for an overview of our disciplined capital allocation strategy. Our financial performance this year continued to strengthen our balance sheet and provides financial flexibility. Our ROIC of 21.3% significantly exceeded our cost of capital. We returned $132 million to our shareholders in share repurchases and dividends. We prepaid the remaining $78 million of our term loan. We continued to invest in our business with capital expenditures of $110 million and we deployed $50 million on acquisitions and investments. We have no debt maturities until 2026 and 77% of our debt is at a fixed rate of 5% until the end of the decade. Our net leverage remains low at 1.0 times, which is well below our 2.5 times target through the cycle. We have ample liquidity of $727 million. Yesterday we announced a 15% increase to our quarterly dividend to $0.15 per share. The increase reflects our continued confidence in the Company’s strong financial position and future prospects. In December, our board expanded the size of our share repurchase program by $150 million, leaving us with approximately $193 million of remaining authorization to purchase shares. Terex is in an excellent position to run and grow the business.

Please turn to slide 16 to review our backlog. Consolidated 2022 bookings remained at healthy levels and were the second highest booking rate in recent history.  Elevated customer fleet ages and historic low dealer inventory levels continue to support robust demand.  We had minimal cancellations and pushouts. Our total backlog position is up 22% versus the prior year, demonstrating the strength of our end markets and giving us visibility into 2023.

Now turning to slide 17 to review our full-year outlook. As we move into 2023, it is important to realize we are operating in a challenging supply chain environment with many variables such as high inflation, volatile exchange rates and geopolitical uncertainties, so results could change, negatively or positively. With that said, this outlook represents our best estimate as of today. We anticipate EPS of $4.60 to $5.00 based on sales of $4.6 to $4.8 billion, which reflects progression towards our 5-year financial targets we reviewed with you at our Investor Day in December. Our sales outlook incorporates the latest dialogue with our suppliers and our current supply chain expectations. We anticipate higher volumes as customer demand remains strong and expect pricing actions to offset cost pressures. We expect the first half and the second half sales to be comparable, with the second and third quarter sales modestly higher. SG&A of approximately 10.5% of sales reflects prudent investment in the business including our team members, new product development, engineering and digital initiatives, and the full year impact of 2022 acquisitions. We expect Corporate and Other to be evenly spread throughout the year. We anticipate operating margin for the year to be in the range of 10.0% to 10.4% as we remain price/cost neutral for the year. Based upon global tax laws, we expect a 2023 effective tax rate of approximately 21%. This is an increase from 2022 as discrete items are not expected to repeat. Unfavorable foreign exchange rates, higher interest and other expenses, and the normalization of our income tax rate combined amount to a $0.35 per share unfavorable impact. We estimate free cash flow of $225 to $275 million including capital expenditures of approximately $135 million with the largest component being our Genie Mexico facility.

Let’s review our segment outlook. MP sales of $2.0 to $2.1 billion and AWP sales of $2.6 to $2.7 billion reflect strong customer demand with continued supply chain constraints. MP’s strong segment margins are expected to continue to increase to approximately 15.5% for the full year and are anticipated to be lower in the first quarter due to slightly reduced volumes and higher marketing costs and relatively balanced for the remainder of the year. The AWP segment continues to be impacted by supply shortages. AWP segment operating margins of approximately 9% are expected to be comparable in the first half and the second half with the second and third quarters being slightly higher. Operating margin expansion is expected due to price realization, increased volume, continued strict expense management; partially offset by unfavorable manufacturing efficiencies. As mentioned earlier, our scheduled production line moves are expected to impact manufacturing efficiencies throughout the year. The Terex team will continue to demonstrate resiliency to deliver sales growth, operating margin expansion, increased free cash flow, and higher EPS in 2023. And, with that, I will turn it back to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thanks Julie, turning to slide 18 to conclude our prepared remarks. Terex is well positioned for growth to deliver long-term value for our stakeholders in 2023 because: we participate in strong end markets including infrastructure, electrification, and environmental; we’ll continue to execute our disciplined capital allocation strategy while investing in new products and manufacturing capability along with strategic, inorganic growth; we have demonstrated resiliency and adaptability in an increasingly challenging environment; and we have great team members, businesses, strong brands, and strong market positions. And with that let me turn it back to Paretosh.

Paretosh Mirsa – Terex Corporation – Investor Relations
Thanks, John. As a reminder, during the question-and-answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.

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